Exhibit 99.4

American Battery Technology Company Selected for Highly Competitive $150 Million Federal Grant to be Applied Towards the Construction of its Second Lithium-Ion Battery Recycling Facility

Company expanding critical commercial operations of next-generation lithium-ion battery recycling technologies for North American closed-loop battery metals supply chain supporting America’s transition to electrification

Reno, Nev., September 23, 2024 — American Battery Technology Company (NASDAQ: ABAT), an integrated critical battery materials company that is commercializing its technologies for both primary battery minerals manufacturing and secondary minerals lithium-ion battery recycling, has been selected for a highly competitive grant for $150 million dollars of federal investment by the U.S. Department of Energy to be applied towards the construction of a new lithium-ion battery recycling facility.

This facility will be the company’s second commercial-scale lithium-ion battery recycling facility and is designed to process approximately 100,000 tonnes of battery materials per year from its battery manufacturer, automotive OEM, and community partners.

“We are extremely honored to be selected for this government investment to further expand our domestic battery recycling operations, and after having gone through nearly one-year of technical and economic evaluation, we appreciate the level of diligence that the government employed in making this decision,” stated ABTC CEO Ryan Melsert. “We are greatly appreciative of the confidence and support we have received from our partners throughout this process and are energized to move forward with our feedstock supply, product offtake, and strategic stakeholders in this critical expansion of our domestic capabilities.”

True to the company’s strategic model to engage a diverse portfolio of partners and stakeholders to bring advanced battery technologies online and establish a commercial battery metals supply chain for North America, this project will leverage multiple partners including feedstock supplier and critical mineral product offtaker BASF, global engineering firm Siemens, the Clemson University International Center for Automotive Research (CU-ICAR), the Argonne National Laboratory (ANL) ReCell Center, the Argonne National Laboratory Sustainable Transportation Education & Partnerships (STEP) department, and the South Carolina Electric Transportation Network (SCETNetwork).

ABTC constructed and commissioned its first lithium-ion battery recycling facility near Reno, Nevada in Fall 2023, which implements its internally-developed processes for the strategic de-manufacturing and targeted chemical extraction of battery materials in order to manufacture battery grade products at competitive costs and with low environmental footprint. These processes are fundamentally different than conventional methods of battery recycling, which generally utilize either high temperature smelting or non-strategic shredding systems.

Through this new facility construction project, ABTC will employ a proactive, community-driven engagement model to build an energy equity, sustainable circular manufacturing ecosystem that aims to create 1,200 construction jobs and 300 operations jobs. The company will work in direct partnership between communities, educational institutions, industry, government, the National Laboratory system, and the next generation workforce to support equitable and sustainable initiatives that benefit and strengthen in local communities, including in underserved communities that have historically been left behind.

ABTC is partnering with government entities and local educational institutions, such as ANL’s STEP department and Clemson University, to create career pathways in battery recycling and establish a talent pipeline for the domestic battery recycling industry.

Bringing first-of-kind technologies to market, ABTC’s battery recycling and primary battery metals commercialization efforts support the buildout of a domestically-sourced battery metals circular supply chain. ABTC has been selected for several competitive awards supporting the advancement and commercialization of its first-of-kind technologies for both battery recycling and primary claystone-to-lithium hydroxide manufacturing.

U.S. DOE Investments in ABTC Lithium-Ion Battery Recycling

●	October 2021: ABTC was awarded a competitive grant for a $2 million project from the United States Advanced Battery Consortium (USABC) supported by funding from US DOE to foster the recycling of battery packs and extraction of battery metals, with USABC cost contributions of $500k.

●	November 2022: ABTC was awarded for a competitive grant for a $20 million project from the U.S. DOE to scale, optimize, and commercialize three next generation technologies to even further enhance the performance of its recycling operations, with a federal contribution of $10 million.

●	March 2024: ABTC awarded qualifying advanced energy project tax credits (48C) for $20 million to be applied towards capital expenditures of its first battery recycling facility near Reno, Nevada.

●	March 2024: ABTC awarded qualifying advanced energy project tax credits (48C) for $40 million to be applied towards capital expenditures of its second battery recycling facility.

●	TBD 2025: ABTC was selected for this competitive grant for a $150 million project from the U.S. DOE to construct a second battery recycling facility.

U.S. DOE Investments in ABTC Lithium Hydroxide (LiOH) from Claystone Manufacturing

●	October 2021: ABTC was awarded a competitive grant supporting a $4.5 million project from the U.S. DOE for the demonstration of its battery-grade lithium hydroxide production from Nevada claystone resources, with federal contributions of $2.27 million.

●	October 2022: ABTC was awarded a competitive grant supporting a $115 million project from the U.S. DOE to construct a commercial-scale lithium hydroxide refinery, with a federal contribution of $57.7 million.

These battery recycling technologies were developed in-house by the ABTC R&D, project management, and engineering team members, many of whom were previously members of the founding Tesla Gigafactory design and engineering teams. ABTC intends to utilize these significant experiences in collaboration with project partners to scale processes and bring first-of-kind commercial-scale facilities online and leveraging this expertise to de-risk ABTC’s commercialization of this second battery recycling facility.

As ABTC has now completed the technical and economic evaluations and been selected for this competitive grant award, it will next enter the grant award contracting phase of this process with an expected project kickoff in 2025.

About American Battery Technology Company

American Battery Technology Company (ABTC), headquartered in Reno, Nevada, has pioneered first-of-kind technologies to unlock domestically manufactured and recycled battery metals critically needed to help meet the significant demand from the electric vehicle, stationary storage, and consumer electronics industries. Committed to a circular supply chain for battery metals, ABTC works to continually innovate and master new battery metals technologies that power a global transition to electrification and the future of sustainable energy.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are “forward-looking statements.” Although the American Battery Technology Company’s (the “Company”) management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties, which could cause the Company’s future results to differ materially from those anticipated. Potential risks and uncertainties include, among others, risks and uncertainties related to the Company’s ability to continue as a going concern; general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended June 30, 2023. The Company assumes no obligation to update any of the information contained or referenced in this press release.

###

American Battery Technology Company

Media Contact:

Tiffiany Moehring

tmoehring@batterymetals.com

720-254-1556